Exhibit 99.2

Supplemental Financial Information

For the three months ended March 31, 2020

The Macerich Company

Supplemental Financial and Operating Information

Table of Contents

All information included in this supplemental financial package is unaudited, unless otherwise indicated.

Page No.
Corporate Overview	1-4
Overview	1-2
Capital Information and Market Capitalization	3
Changes in Total Common and Equivalent Shares/Units	4
Financial Data	5-11
Consolidated Statements of Operations (Unaudited)	5
Consolidated Balance Sheet (Unaudited)	6
Non-GAAP Pro Rata Financial Information (Unaudited)	7-9
Supplemental FFO Information	10
Capital Expenditures	11
Operational Data	12-26
Sales Per Square Foot	12
Sales Per Square Foot by Property Ranking	13-16
Occupancy	17
Average Base Rent Per Square Foot	18
Cost of Occupancy	19
Percentage of Net Operating Income by State	20
Property Listing	21-24
Joint Venture List	25-26
Debt Tables	27-29
Debt Summary	27
Outstanding Debt by Maturity Date	28-29
Development Pipeline	30-31
Corporate Information	32

This Supplemental Financial Information should be read in connection with the Company’s first quarter 2020 earnings announcement (included as Exhibit 99.1 of the Company’s Current Report on 8-K, event date May 12, 2020, as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Financial Information.

The Macerich Company

Supplemental Financial and Operating Information

Overview

The Macerich Company (the “Company”) is involved in the acquisition, ownership, development, redevelopment, management and leasing of regional shopping centers located in the United States in many of the country’s most attractive, densely populated markets with significant presence on the West Coast, Arizona, Chicago and the Metro New York to Washington, DC corridor. A recognized leader in sustainability, the Company has achieved the #1 GRESB ranking in the North American Retail Sector for five straight years 2015 – 2019.

The Company is the sole general partner of, and owns a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”).

As of March 31, 2020, the Operating Partnership owned or had an ownership interest in 51 million square feet of gross leasable area (“GLA”) consisting primarily of interests in 47 regional shopping centers and five community/power shopping centers. These 52 centers (which include any related office space) are referred to hereinafter as the “Centers”, unless the context requires otherwise.

The Company is a self-administered and self-managed real estate investment trust (“REIT”) and conducts all of its operations through the Operating Partnership and the Company’s management companies (collectively, the “Management Companies”).

All references to the Company in this Exhibit include the Company, those entities owned or controlled by the Company and predecessors of the Company, unless the context indicates otherwise.

The Company presents certain measures in this Exhibit on a pro rata basis which represents (i) the measure on a consolidated basis, minus the Company’s partners’ share of the measure from its consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of the measure from its unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest). Management believes that these measures provide useful information to investors regarding its financial condition and/or results of operations because they include the Company’s share of the applicable amount from unconsolidated joint ventures and exclude the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and the Company believes that presenting various measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its economic interest in these joint ventures. Management also uses these measures to evaluate regional property level performance and to make decisions about resource allocations. The Company’s economic interest (as distinct from its legal ownership interest) in certain of its joint ventures could fluctuate from time to time and may not wholly align with its legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, the Company does not control its unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent the Company’s legal claim to such items.

This document contains information constituting forward-looking statements and includes expectations regarding the Company’s future operational results as well as development, redevelopment and expansion activities. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or the industry to differ materially from the Company’s future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, and acquisitions and dispositions; the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” and of our Annual Report on Form 10-K for the year ended December 31, 2019, and our Current Report on Form 10-Q filed on May 11, 2020 as well as our other reports filed with the Securities and Exchange Commission (“SEC”), which disclosures are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless required by law to do so.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Capital Information and Market Capitalization

	Period Ended
	3/31/2020	12/31/2019	12/31/2018
	dollars in thousands, except per share data
Closing common stock price per share	$5.63	$26.92	$43.28
52 week high	$44.73	$47.05	$69.73
52 week low	$5.49	$25.53	$40.90
Shares outstanding at end of period
Class A non-participating convertible preferred units	90,619	90,619	90,619
Common shares and partnership units	151,976,295	151,892,138	151,655,147

Total common and equivalent shares/units outstanding	152,066,914	151,982,757	151,745,766

Portfolio capitalization data
Total portfolio debt, including joint ventures at pro rata	$8,717,885	$8,074,867	$7,850,669
Equity market capitalization	856,137	4,091,376	6,567,557

Total market capitalization	$9,574,022	$12,166,243	$14,418,226

Debt as a percentage of total market capitalization	91.1%	66.4%	54.5%

Portfolio Capitalization at March 31, 2020

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Changes in Total Common and Equivalent Shares/Units

	Partnership Units	Company Common Shares	Class A Non-Participating Convertible Preferred Units	Total Common and Equivalent Shares/ Units
Balance as of December 31, 2019	10,484,488	141,407,650	90,619	151,982,757
Conversion of partnership units to cash	(168)	—	—	(168)
Conversion of partnership units to common shares	(83,722)	83,722	—	—
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	3,408	80,917	—	84,325

Balance as of March 31, 2020	10,404,006	141,572,289	90,619	152,066,914

The Macerich Company

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands)

For the Three Months Ended March 31, 2020
Revenues:
Leasing revenue	$210,721
Other income	9,258
Management Companies’ revenues	6,973

Total revenues	226,952

Expenses:
Shopping center and operating expenses	70,725
Management Companies’ operating expenses	16,224
Leasing expenses	7,425
REIT general and administrative expenses	6,821
Depreciation and amortization	82,213
Interest expense	8,074

Total expenses	191,482
Equity in income of unconsolidated joint ventures	9,698
Income tax benefit	266
Loss on sale or write down of assets, net	(36,703)

Net income	8,731
Less net income attributable to noncontrolling interests	1,209

Net income attributable to the Company	$7,522

The Macerich Company

Consolidated Balance Sheet (Unaudited)

As of March 31, 2020

(Dollars in thousands)

ASSETS:
Property, net (a)	$6,558,075
Cash and cash equivalents	652,354
Restricted cash	10,753
Tenant and other receivables, net	133,589
Right-of-use assets, net	143,637
Deferred charges and other assets, net	250,648
Due from affiliates	9,766
Investments in unconsolidated joint ventures	1,540,826

Total assets	$9,299,648

LIABILITIES AND EQUITY:
Mortgage notes payable	$4,384,680
Bank and other notes payable	1,478,006
Accounts payable and accrued expenses	66,991
Lease liabilities	115,899
Other accrued liabilities	197,040
Distributions in excess of investments in unconsolidated joint ventures	107,156
Financing arrangement obligation	225,516

Total liabilities	6,575,288

Commitments and contingencies
Equity:
Stockholders’ equity:
Common stock	1,416
Additional paid-in capital	4,590,709
Accumulated deficit	(2,042,688)
Accumulated other comprehensive loss	(15,446)

Total stockholders’ equity	2,533,991
Noncontrolling interests	190,369

Total equity	2,724,360

Total liabilities and equity	$9,299,648

(a)	Includes construction in progress of $92,042.

The Macerich Company

Non-GAAP Pro Rata Financial Information (Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31, 2020
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company’s Share of Unconsolidated Joint Ventures
Revenues:
Leasing revenue	$(12,701)	$120,868
Other income	(772)	2,296

Total revenues	(13,473)	123,164

Expenses:
Shopping center and operating expenses	(3,702)	36,022
Leasing expenses	(156)	947
Depreciation and amortization	(3,789)	49,509
Interest expense	(5,174)	26,988

Total expenses	(12,821)	113,466
Equity in income of unconsolidated joint ventures	—	(9,698)

Net income	(652)	—
Less net income attributable to noncontrolling interests	(652)	—

Net income attributable to the Company	$—	$—

(a)	Represents the Company’s partners’ share of consolidated joint ventures.

The Macerich Company

Non-GAAP Pro Rata Financial Information (Unaudited)

(Dollars in thousands)

	As of March 31, 2020
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company’s Share of Unconsolidated Joint Ventures
ASSETS:
Property, net (b)	$(334,031)	$4,541,952
Cash and cash equivalents	(11,101)	80,504
Restricted cash	(1,341)	4,566
Tenant and other receivables, net	(5,175)	72,727
Right-of-use assets, net	(761)	60,955
Deferred charges and other assets, net	(2,997)	136,579
Due from affiliates	204	(5,258)
Investments in unconsolidated joint ventures, at equity	—	(1,540,826)

Total assets	$(355,202)	$3,351,199

LIABILITIES AND EQUITY:
Mortgage notes payable	$(359,174)	$3,031,187
Bank and other notes payable	—	183,186
Accounts payable and accrued expenses	(3,304)	65,834
Lease liabilities	(3,068)	61,677
Other accrued liabilities	(3,011)	116,471
Distributions in excess of investments in unconsolidated joint ventures	—	(107,156)
Financing arrangement obligation	(225,516)	—

Total liabilities	(594,073)	3,351,199

Equity:
Stockholders’ equity	242,897	—
Noncontrolling interests	(4,026)	—

Total equity	238,871	—

Total liabilities and equity	$(355,202)	$3,351,199

(a)	Represents the Company’s partners’ share of consolidated joint ventures.
(b)

This includes $8,529 of construction in progress relating to the Company’s partners’ share from consolidated joint ventures and $383,401 of construction in progress relating to the Company’s share from unconsolidated joint ventures.

The Macerich Company

Non-GAAP Pro Rata Schedule of Leasing Revenue (Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31, 2020
	Consolidated	Non- Controlling Interests (a)	Company’s Consolidated Share	Company’s Share of Unconsolidated Joint Ventures	Company’s Total Share
Revenues:
Minimum rents	$140,213	$(8,501)	$131,712	$88,318	$220,030
Percentage rents	2,779	(127)	2,652	1,633	4,285
Tenant recoveries	62,470	(3,998)	58,472	30,366	88,838
Other	6,172	(346)	5,826	2,361	8,187
Less: Bad debt expense	(913)	271	(642)	(1,810)	(2,452)

Total leasing revenue	$210,721	$(12,701)	$198,020	$120,868	$318,888

(a) Represents the Company’s partners’ share of consolidated joint ventures.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Supplemental FFO Information(a)

	As of March 31,
	2020	2019
	dollars in millions
Straight-line rent receivable	$130.9	$115.2

	For the Three Months Ended March 31,
	2020	2019
	dollars in millions
Lease termination income	$1.2	$0.7
Straight-line rental income	$3.1	$3.6
Business development and parking income (b)	$14.1	$13.3
Gain (loss) on sales or write down of undepreciated assets	$—	$0.5
Amortization of acquired above and below-market leases (net revenue)	$10.0	$2.4
Amortization of debt premiums	$0.2	$0.2
Bad debt expense (c)	$2.5	$2.4
Leasing expenses	$8.2	$8.5
Interest capitalized	$5.4	$6.9

Chandler Freehold financing arrangement (d):
Distributions equal to partners’ share of net income	$1.5	$1.9
Distributions in excess of partners’ share of net income (e)	2.7	1.9
Fair value adjustment (e)	(48.4)	(14.3)

Total Chandler Freehold financing arrangement (income) expense (d)	$(44.2)	$(10.5)

(a)	All joint venture amounts included at pro rata.
(b)	Included in leasing revenue and other income.
(c)	Included in leasing revenue for the three months ended March 31, 2020 and 2019.
(d)	Included in interest expense.
(e)

The Company presents Funds from Operations (“FFO”) excluding the expenses related to changes in fair value of the financing arrangement and the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Capital Expenditures(a)

	For the Three Months Ended		Year Ended 12/31/2019	Year Ended 12/31/2018
	3/31/2020	3/31/2019
	dollars in millions
Consolidated Centers
Acquisitions of property, building improvement and equipment	$2.4	$9.9	$34.8	$53.4
Development, redevelopment, expansions and renovations of Centers	16.1	14.4	112.3	173.3
Tenant allowances	1.1	3.5	18.9	12.6
Deferred leasing charges	0.9	1.4	3.2	17.3

Total	$20.5	$29.2	$169.2	$256.6

Unconsolidated Joint Venture Centers
Acquisitions of property, building improvement and equipment	$1.8	$1.2	$12.3	$15.7
Development, redevelopment, expansions and renovations of Centers	29.6	47.9	210.6	145.9
Tenant allowances	0.4	1.7	9.3	8.7
Deferred leasing charges	0.7	0.9	3.4	10.9

Total	$32.5	$51.7	$235.6	$181.2

(a)	All joint venture amounts at pro rata.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Regional Shopping Center Portfolio

Sales Per Square Foot(a)

	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
02/29/2020(b)	$655	$988	$801
03/31/2019	$612	$925	$746
12/31/2019	$646	$998	$801
12/31/2018	$612	$882	$726

(a)

Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants that have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under for regional shopping centers. Sales per square foot exclude Centers under development and redevelopment.

(b)

Sales per square foot is reflected for the trailing twelve months as of February 29, 2020, given the widespread closures of a majority of the Company’s tenants during March 2020 resulting from the COVID-19 pandemic.

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

	Sales per square foot			Occupancy			Cost of Occupancy for the trailing 12 months Ended 02/29/2020 (c)	% of Portfolio 2019 Pro Rata Real Estate NOI (d)
Properties	02/29/2020 (a)	12/31/2019 (a)	03/31/2019 (a)	03/31/2020 (b)	12/31/2019 (b)	03/31/2019 (b)
Group 1: Top 10
Broadway Plaza	$2,130	$2,032	$2,023	95.8%	95.9%	98.4%
Corte Madera, Village at	$1,965	$1,879	$2,357	94.8%	94.9%	95.0%
Queens Center	$1,614	$1,581	$1,499	98.5%	98.9%	92.1%
Washington Square	$1,587	$1,550	$1,385	94.9%	95.1%	98.4%
Scottsdale Fashion Square	$1,478	$1,437	$1,226	93.1%	93.2%	91.8%
Kierland Commons	$1,427	$1,413	$1,281	97.8%	96.5%	97.5%
North Bridge, The Shops at	$1,062	$1,021	$879	85.8%	86.3%	98.0%
Los Cerritos Center	$1,037	$1,030	$956	97.4%	98.8%	99.2%
Tysons Corner Center	$1,007	$981	$963	92.1%	93.1%	96.3%
Tucson La Encantada	$942	$927	$866	96.8%	98.0%	95.4%

Total Top 10:	$1,381	$1,345	$1,262	94.2%	94.7%	96.0%	11.0%	32.9%

Group 2: Top 11-20
Arrowhead Towne Center	$935	$922	$812	97.2%	97.1%	97.2%
Fresno Fashion Fair	$876	$874	$770	91.8%	90.4%	90.5%
Fashion Outlets of Chicago	$868	$864	$839	97.9%	97.5%	98.2%
Santa Monica Place	$820	$820	$813	91.8%	94.7%	93.9%
Chandler Fashion Center	$756	$752	$705	95.6%	95.8%	96.8%
Twenty Ninth Street	$753	$741	$727	95.7%	96.6%	96.2%
Vintage Faire Mall	$742	$745	$705	99.4%	98.0%	97.2%
Kings Plaza Shopping Center	$731	$731	$699	99.1%	99.4%	99.0%
Biltmore Fashion Park	$713	$714	$698	93.4%	93.1%	88.3%
Stonewood Center	$702	$697	$670	93.6%	94.0%	93.8%

Total Top 11-20:	$798	$794	$747	95.8%	95.9%	95.7%	12.4%	25.9%

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

	Sales per square foot			Occupancy			Cost of Occupancy for the trailing 12 months Ended 02/29/2020 (c)	% of Portfolio 2019 Pro Rata Real Estate NOI (d)
Properties	02/29/2020 (a)	12/31/2019 (a)	03/31/2019 (a)	03/31/2020 (b)	12/31/2019 (b)	03/31/2019 (b)
Group 3: Top 21-30
Country Club Plaza	n/a	n/a	n/a	n/a	n/a	n/a
Oaks, The	$698	$673	$668	91.4%	92.7%	93.0%
SanTan Village Regional Center	$675	$652	$601	94.0%	96.3%	96.3%
Freehold Raceway Mall	$672	$657	$609	95.4%	97.5%	97.4%
Danbury Fair Mall	$670	$658	$624	88.8%	93.2%	95.6%
Green Acres Mall	$621	$626	$653	97.0%	96.4%	96.9%
FlatIron Crossing	$609	$599	$580	94.1%	95.9%	96.8%
Inland Center	$578	$570	$515	93.7%	93.8%	96.0%
Victor Valley, Mall of	$574	$574	$551	97.0%	97.0%	97.2%
Deptford Mall	$550	$533	$514	93.9%	96.0%	98.1%

Total Top 21-30:	$635	$678	$638	92.9%	94.8%	95.3%	12.8%	24.1%

Group 4: Top 31-40
South Plains Mall	$543	$535	$489	86.2%	88.0%	91.4%
Lakewood Center	$534	$522	$499	96.3%	97.2%	97.8%
Pacific View	$503	$484	$450	83.0%	85.2%	88.8%
La Cumbre Plaza	$487	$505	$495	84.0%	86.8%	78.9%
West Acres	$461	$445	$452	96.6%	98.1%	95.7%
Valley River Center	$458	$457	$439	95.0%	93.4%	95.8%
Superstition Springs Center	$416	$410	$371	93.4%	93.9%	94.6%
Desert Sky Mall	$381	$354	$344	94.6%	98.9%	99.4%
Eastland Mall	$355	$361	$360	92.5%	92.5%	94.5%
Fashion Outlets of Niagara Falls USA	$345	$342	$332	88.9%	92.0%	91.5%

Total Top 31-40:	$447	$440	$421	91.8%	93.2%	93.9%	13.3%	13.1%

Total Top 40:	$830	$830	$774	93.6%	94.6%	95.2%	11.9%	96.0%

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

	Sales per square foot			Occupancy			Cost of Occupancy for the trailing 12 months Ended 02/29/2020 (c)	% of Portfolio 2019 Pro Rata Real Estate NOI (d)
Properties	02/29/2020 (a)	12/31/2019 (a)	03/31/2019 (a)	03/31/2020 (b)	12/31/2019 (b)	03/31/2019 (b)
Group 5: 41-45
NorthPark Mall
SouthPark Mall
Towne Mall
Valley Mall
Wilton Mall

Total 41-45:	$294	$290	$286	86.1%	86.7%	87.6%	10.3%

Centers under Redevelopment
Fashion District Philadelphia (e)(f)
Paradise Valley Mall (e)
47 REGIONAL SHOPPING CENTERS	$801	$801	$746	93.1%	94.0%	94.7%	11.8%	98.9%

Community / Power Centers and various other assets								1.1%

TOTAL ALL PROPERTIES							11.8%	100.0%

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

Footnotes

(a)

Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants that have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under. Properties are ranked by Sales per square foot as of February 29, 2020. Sales per square foot is reflected for the trailing twelve months as of February 29, 2020, given the widespread closures of a majority of the Company’s tenants during March 2020 resulting from the COVID-19 pandemic.

(b)	Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Occupancy excludes Centers under development and redevelopment.
(c)

Cost of Occupancy represents “Tenant Occupancy Costs” divided by “Tenant Sales”. Tenant Occupancy Costs in this calculation are the amounts paid to the Company, including minimum rents, percentage rents and recoverable expenditures, which consist primarily of property operating expenses, real estate taxes and repair and maintenance expenditures. Cost of Occupancy is calculated based on tenant sales for the trailing twelve months ended February 29, 2020, given the widespread closures of a majority of the Company’s tenants during March 2020 resulting from the COVID-19 pandemic.

(d)

The percentage of Portfolio 2019 Real Estate Pro Rata NOI excludes lease termination revenue, straight-line and above/below market adjustments to minimum rents. Portfolio 2019 Real Estate Pro Rata NOI excludes REIT general and administrative expenses, management company revenues, management company expenses and leasing expenses (including joint ventures at pro rata).

(e)

These assets are under redevelopment including demolition and reconfiguration of the Centers and tenant spaces. Accordingly, the Sales per square foot and Occupancy during the periods of redevelopment are not included.

(f)	On September 19, 2019, the Company’s joint venture opened Fashion District Philadelphia in downtown Philadelphia.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Occupancy(a)

Regional Shopping Centers: Period Ended	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
03/31/2020	92.8%	93.4%	93.1%
03/31/2019	94.0%	95.5%	94.7%
12/31/2019	93.7%	94.4%	94.0%
12/31/2018	95.2%	95.6%	95.4%

(a)	Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Occupancy excludes Centers under development and redevelopment.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Average Base Rent Per Square Foot(a)

	Average Base Rent PSF(b)	Average Base Rent PSF on Leases Executed during the trailing twelve months ended(c)	Average Base Rent PSF on Leases Expiring during the trailing twelve months ended(d)
Consolidated Centers
03/31/2020	$60.08	$53.48	$52.88
03/31/2019	$58.47	$55.13	$50.11
12/31/2019	$58.76	$53.29	$53.20
12/31/2018	$56.82	$54.00	$49.07
Unconsolidated Joint Venture Centers
03/31/2020	$67.13	$71.98	$61.51
03/31/2019	$65.42	$68.06	$61.10
12/31/2019	$65.67	$73.05	$65.22
12/31/2018	$63.84	$66.95	$59.49
All Regional Shopping Centers
03/31/2020	$62.44	$58.88	$55.28
03/31/2019	$60.74	$58.85	$53.01
12/31/2019	$61.06	$59.15	$56.50
12/31/2018	$59.09	$57.55	$51.80

(a)	Average base rent per square foot is based on spaces 10,000 square feet and under. All joint venture amounts are included at pro rata. Centers under development and redevelopment are excluded.
(b)

Average base rent per square foot gives effect to the terms of each lease in effect, as of the applicable date, including any concessions, abatements and other adjustments or allowances that have been granted to the tenants.

(c)	The average base rent per square foot on leases executed during the period represents the actual rent to be paid during the first twelve months.
(d)	The average base rent per square foot on leases expiring during the period represents the final year minimum rent on a cash basis.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Cost of Occupancy

	For the trailing twelve months ended February 29, 2020(a)	For Years Ended December 31,
		2019	2018
Consolidated Centers
Minimum rents	9.1%	9.1%	9.3%
Percentage rents	0.4%	0.4%	0.3%
Expense recoveries(b)	3.6%	3.6%	3.9%

Total	13.1%	13.1%	13.5%

	For the trailing twelve months ended February 29, 2020(a)	For Years Ended December 31,
		2019	2018
Unconsolidated Joint Venture Centers
Minimum rents	7.3%	7.3%	7.8%
Percentage rents	0.3%	0.3%	0.3%
Expense recoveries(b)	3.2%	3.2%	3.4%

Total	10.8%	10.8%	11.5%

	For the trailing twelve months ended February 29, 2020(a)	For Years Ended December 31,
		2019	2018
All Centers
Minimum rents	8.1%	8.1%	8.5%
Percentage rents	0.3%	0.3%	0.3%
Expense recoveries(b)	3.4%	3.4%	3.6%

Total	11.8%	11.8%	12.4%

(a)

Cost of Occupancy is calculated based on tenant sales for the trailing twelve months ended February 29, 2020, given the widespread closures of a majority of the Company’s tenants during March 2020 resulting from the COVID-19 pandemic.

(b)	Represents real estate tax and common area maintenance charges.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Percentage of Net Operating Income by State

State	% of Portfolio 2019 Real Estate Pro Rata NOI(a)
California	26.7%
New York	23.1%
Arizona	16.2%
Pennsylvania & Virginia	9.4%
Colorado, Illinois & Missouri	9.1%
New Jersey & Connecticut	7.3%
Oregon	4.3%
Other(b)	3.9%

Total	100.0%

(a)

The percentage of Portfolio 2019 Real Estate Pro Rata NOI excludes lease termination revenue, straight-line and above/below market adjustments to minimum rents. Portfolio 2019 Real Estate Pro Rata NOI excludes REIT general and administrative expenses, management company revenues, management company expenses and leasing expenses (including joint ventures at pro rata).

(b)	“Other” includes Indiana, Iowa, Kentucky, North Dakota and Texas.

The Macerich Company

Property Listing

March 31, 2020

The following table sets forth certain information regarding the Centers and other locations that are wholly owned or partly owned by the Company.

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
	CONSOLIDATED CENTERS:
1	50.1%	Chandler Fashion Center Chandler, Arizona	2001/2002	—	1,318,000
2	100%	Danbury Fair Mall Danbury, Connecticut	1986/2005	2016	1,271,000
3	100%	Desert Sky Mall Phoenix, Arizona	1981/2002	2007	746,000
4	100%	Eastland Mall(c) Evansville, Indiana	1978/1998	1996	1,034,000
5	100%	Fashion Outlets of Chicago Rosemont, Illinois	2013/—	—	537,000
6	100%	Fashion Outlets of Niagara Falls USA Niagara Falls, New York	1982/2011	2014	689,000
7	50.1%	Freehold Raceway Mall Freehold, New Jersey	1990/2005	2007	1,673,000
8	100%	Fresno Fashion Fair Fresno, California	1970/1996	2006	995,000
9	100%	Green Acres Mall(c) Valley Stream, New York	1956/2013	2016	2,063,000
10	100%	Inland Center San Bernardino, California	1966/2004	2016	605,000
11	100%	Kings Plaza Shopping Center(c) Brooklyn, New York	1971/2012	2018	1,137,000
12	100%	La Cumbre Plaza(c) Santa Barbara, California	1967/2004	1989	492,000
13	100%	NorthPark Mall Davenport, Iowa	1973/1998	2001	934,000
14	100%	Oaks, The Thousand Oaks, California	1978/2002	2009	1,209,000
15	100%	Pacific View Ventura, California	1965/1996	2001	900,000
16	100%	Queens Center(c) Queens, New York	1973/1995	2004	965,000
17	100%	Santa Monica Place Santa Monica, California	1980/1999	2015	526,000
18	84.9%	SanTan Village Regional Center Gilbert, Arizona	2007/—	2018	1,124,000
19	100%	SouthPark Mall Moline, Illinois	1974/1998	2015	863,000
20	100%	Stonewood Center(c) Downey, California	1953/1997	1991	935,000
21	100%	Superstition Springs Center Mesa, Arizona	1990/2002	2002	922,000
22	100%	Towne Mall Elizabethtown, Kentucky	1985/2005	1989	350,000

The Macerich Company

Property Listing

March 31, 2020

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
23	100%	Tucson La Encantada Tucson, Arizona	2002/2002	2005	246,000
24	100%	Valley Mall Harrisonburg, Virginia	1978/1998	1992	505,000
25	100%	Valley River Center Eugene, Oregon	1969/2006	2007	871,000
26	100%	Victor Valley, Mall of Victorville, California	1986/2004	2012	577,000
27	100%	Vintage Faire Mall Modesto, California	1977/1996	2008	984,000
28	100%	Wilton Mall Saratoga Springs, New York	1990/2005	1998	709,000

		Total Consolidated Centers			25,180,000

UNCONSOLIDATED JOINT VENTURE CENTERS:
29	60%	Arrowhead Towne Center Glendale, Arizona	1993/2002	2015	1,197,000
30	50%	Biltmore Fashion Park Phoenix, Arizona	1963/2003	2006	597,000
31	50%	Broadway Plaza Walnut Creek, California	1951/1985	2016	927,000
32	50.1%	Corte Madera, The Village at Corte Madera, California	1985/1998	2005	501,000
33	50%	Country Club Plaza Kansas City, Missouri	1922/2016	2015	947,000
34	51%	Deptford Mall Deptford, New Jersey	1975/2006	1990	1,040,000
35	51%	FlatIron Crossing Broomfield, Colorado	2000/2002	2009	1,428,000
36	50%	Kierland Commons Scottsdale, Arizona	1999/2005	2003	437,000
37	60%	Lakewood Center Lakewood, California	1953/1975	2008	2,069,000
38	60%	Los Cerritos Center Cerritos, California	1971/1999	2016	1,023,000
39	50%	North Bridge, The Shops at(c) Chicago, Illinois	1998/2008	—	670,000
40	50%	Scottsdale Fashion Square Scottsdale, Arizona	1961/2002	2019	1,835,000
41	60%	South Plains Mall Lubbock, Texas	1972/1998	2017	1,136,000
42	51%	Twenty Ninth Street(c) Boulder, Colorado	1963/1979	2007	845,000
43	50%	Tysons Corner Center Tysons Corner, Virginia	1968/2005	2014	1,971,000
44	60%	Washington Square Portland, Oregon	1974/1999	2005	1,296,000
45	19%	West Acres Fargo, North Dakota	1972/1986	2001	691,000

		Total Unconsolidated Joint Venture Centers			18,610,000

The Macerich Company

Property Listing

March 31, 2020

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
REGIONAL SHOPPING CENTERS UNDER REDEVELOPMENT:
46	50%	Fashion District Philadelphia(c)(d)(e) Philadelphia, Pennsylvania	1977/2014	2019	899,000
47	100%	Paradise Valley Mall(f) Phoenix, Arizona	1979/2002	2009	1,202,000

		Total Regional Shopping Centers			45,891,000

COMMUNITY / POWER CENTERS:
1	50%	Atlas Park, The Shops at(d) Queens, New York	2006/2011	2013	369,000
2	50%	Boulevard Shops(d) Chandler, Arizona	2001/2002	2004	184,000
3	100%	Southridge Center(f) Des Moines, Iowa	1975/1998	2013	848,000
4	100%	Superstition Springs Power Center(f) Mesa, Arizona	1990/2002	—	206,000
5	100%	The Marketplace at Flagstaff(c)(f) Flagstaff, Arizona	2007/—	—	268,000

		Total Community / Power Centers			1,875,000

OTHER ASSETS:
	100%	Various(f)(g)			427,000
	83.2%	Estrella Falls(f) Goodyear, Arizona			79,000
	50%	Scottsdale Fashion Square-Office(d) Scottsdale, Arizona			124,000
	50%	Tysons Corner Center-Office(d) Tysons Corner, Virginia			174,000
	50%	Hyatt Regency Tysons Corner Center(d) Tysons Corner, Virginia			290,000
	50%	VITA Tysons Corner Center(d) Tysons Corner, Virginia			510,000
	50%	Tysons Tower(d) Tysons Corner, Virginia			529,000

OTHER ASSETS UNDER REDEVELOPMENT:
	25%	One Westside(d)(h) Los Angeles, California			680,000

		Total Other Assets			2,813,000

		Grand Total			50,579,000

(a)

The Company’s ownership interest in this table reflects its legal ownership interest. See footnotes (a) and (b) on pages 25 and 26 regarding the legal versus economic ownership of joint venture entities.

(b)	Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores.
(c)

Portions of the land on which the Center is situated are subject to one or more long-term ground leases. With respect to 42 Centers, the underlying land controlled by the Company is owned in fee entirely by the Company, or, in the case of jointly-owned Centers, by the joint venture property partnership or limited liability company.

(d)	Included in Unconsolidated Joint Venture Centers.

The Macerich Company

Property Listing

March 31, 2020

(e)	On September 19, 2019, the Company’s joint venture opened Fashion District Philadelphia in downtown Philadelphia.
(f)	Included in Consolidated Centers.
(g)

The Company owns an office building and five stores located at shopping centers not owned by the Company. Of the five stores, one is leased to Kohl’s, one is vacant, and three have been leased for non-Anchor uses. With respect to the office building and two of the five stores, the underlying land is owned in fee entirely by the Company. With respect to the remaining three stores, the underlying land is owned by third parties and leased to the Company pursuant to long-term building or ground leases.

(h)

Construction is underway to convert former Regional Shopping Center Westside Pavilion, which closed in January 2019, into an approximately 584,000 square foot Class A creative office campus called One Westside leased solely to Google, while maintaining approximately 96,000 square feet of adjacent entertainment and retail space at 10850 Pico Boulevard.

The Macerich Company

Joint Venture List as of March 31, 2020

The following table sets forth certain information regarding the Centers and other operating properties that are not wholly owned by the Company. This list of properties includes unconsolidated joint ventures, consolidated joint ventures, and financing arrangements. The percentages shown are the effective legal ownership and economic ownership interests of the Company as of March 31, 2020.

Properties	Legal Ownership(a)	Economic Ownership(b)	Joint Venture	Total GLA(c)
Arrowhead Towne Center(d)	60%	60%	New River Associates LLC	1,197,000
Atlas Park, The Shops at	50%	50%	WMAP, L.L.C.	369,000
Biltmore Fashion Park	50%	50%	Biltmore Shopping Center Partners LLC	597,000
Boulevard Shops	50%	50%	Propcor II Associates, LLC	184,000
Broadway Plaza(e)	50%	50%	Macerich HHF Broadway Plaza LLC	927,000
Chandler Fashion Center(d)(f)	50.1%	50.1%	Freehold Chandler Holdings LP	1,318,000
Corte Madera, The Village at	50.1%	50.1%	Corte Madera Village, LLC	501,000
Country Club Plaza	50%	50%	Country Club Plaza KC Partners LLC	947,000
Deptford Mall(d)	51%	51%	Macerich HHF Centers LLC	1,040,000
Estrella Falls	83.2%	83.2%	Westcor Goodyear RSC LLC	79,000
Fashion District Philadelphia	50%	50%	Various Entities	899,000
FlatIron Crossing	51%	51%	Macerich HHF Centers LLC	1,428,000
Freehold Raceway Mall(d)(f)	50.1%	50.1%	Freehold Chandler Holdings LP	1,673,000
Hyatt Regency Tysons Corner Center	50%	50%	Tysons Corner Hotel I LLC	290,000
Kierland Commons	50%	50%	Kierland Commons Investment LLC	437,000
Lakewood Center	60%	60%	Pacific Premier Retail LLC	2,069,000
Los Angeles Premium Outlets	50%	50%	CAM-CARSON LLC	—
Los Cerritos Center(d)	60%	60%	Pacific Premier Retail LLC	1,023,000
North Bridge, The Shops at	50%	50%	North Bridge Chicago LLC	670,000
SanTan Village Regional Center	84.9%	84.9%	Westcor SanTan Village LLC	1,124,000
Scottsdale Fashion Square	50%	50%	Scottsdale Fashion Square Partnership	1,835,000
Scottsdale Fashion Square-Office	50%	50%	Scottsdale Fashion Square Partnership	124,000
Macerich Seritage Portfolio(g)	50%	50%	MS Portfolio LLC	1,060,000
South Plains Mall(d)	60%	60%	Pacific Premier Retail LLC	1,136,000
Twenty Ninth Street	51%	51%	Macerich HHF Centers LLC	845,000
Tysons Corner Center	50%	50%	Tysons Corner LLC	1,971,000
Tysons Corner Center-Office	50%	50%	Tysons Corner Property LLC	174,000
Tysons Tower	50%	50%	Tysons Corner Property LLC	529,000
VITA Tysons Corner Center	50%	50%	Tysons Corner Property LLC	510,000
Washington Square(d)	60%	60%	Pacific Premier Retail LLC	1,296,000
West Acres	19%	19%	West Acres Development, LLP	691,000
One Westside(h)	25%	25%	HPP-MAC WSP, LLC	680,000

(a)

This column reflects the Company’s legal ownership in the listed properties as of March 31, 2020. Legal ownership may, at times, not equal the Company’s economic interest in the listed properties because of various provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns. As a result, the Company’s actual economic interest (as distinct from its legal ownership interest) in certain of the properties could fluctuate from time to time and may not wholly align with its legal ownership interests. Substantially all of the Company’s joint venture agreements contain rights of first refusal, buy-sell provisions, exit rights, default dilution remedies and/or other break up provisions or remedies which are customary in real estate joint venture agreements and which may, positively or negatively, affect the ultimate realization of cash flow and/or capital or liquidation proceeds.

The Macerich Company

Joint Venture List as of March 31, 2020

(b)

Economic ownership represents the allocation of cash flow to the Company as of March 31, 2020, except as noted below. In cases where the Company receives a current cash distribution greater than its legal ownership percentage due to a capital account greater than its legal ownership percentage, only the legal ownership percentage is shown in this column. The Company’s economic ownership of these properties may fluctuate based on a number of factors, including mortgage refinancings, partnership capital contributions and distributions, and proceeds and gains or losses from asset sales, and the matters set forth in the preceding paragraph.

(c)	Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores as of March 31, 2020.
(d)

These centers have a former Sears store which is owned by MS Portfolio LLC, see footnote (g) below. The GLA of the former Sears store, or tenant replacing the former Sears store, at the seven centers indicated with footnote (d) in the table above is included in Total GLA at the center level. The GLA for the former Sears store at these seven centers plus the GLA of the former Sears store at two wholly owned centers, Danbury Fair Mall and Vintage Faire Mall, are also aggregated into the 1,060,000 square feet in the MS Portfolio LLC above.

(e)

In October 2018, the Company’s joint venture partner in Broadway Plaza sold its 50% interest to a third party investor. Thereafter, the joint venture restated its governing documents and changed its name to Macerich HHF Broadway Plaza LLC.

(f)

The joint venture entity was formed in September 2009. Upon liquidation of the partnership, distributions are made in the following order: to the third-party partner until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; to the Company until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; and, thereafter, pro rata 35% to the third-party partner and 65% to the Company.

(g)

On April 30, 2015, Sears Holdings Corporation (“Sears”) and the Company announced that they had formed a joint venture, MS Portfolio LLC. Sears contributed nine stores (located at Arrowhead Towne Center, Chandler Fashion Center, Danbury Fair Mall, Deptford Mall, Freehold Raceway Mall, Los Cerritos Center, South Plains Mall, Vintage Faire Mall and Washington Square) to the joint venture and the Company contributed $150 million in cash to the joint venture. On July 7, 2015, Sears assigned its ownership interest in MS Portfolio LLC to Seritage MS Holdings LLC. The Company expects to create additional value through re-leasing the former Sears boxes. For example, Primark has leased space in portions of the Sears stores at Danbury Fair Mall and Freehold Raceway Mall. Refer to the Development Pipeline Forecast on page 31 for details of the Former Sears Redevelopments at these properties.

(h)

Construction is underway to convert former Regional Shopping Center Westside Pavilion, which closed in January 2019, into an approximately 584,000 square foot Class A creative office campus called One Westside leased solely to Google, while maintaining approximately 96,000 square feet of adjacent entertainment and retail space at 10850 Pico Boulevard. The Company contributed the existing buildings and land valued at $190.0 million to the joint venture on August 31, 2018.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Debt Summary (at Company’s pro rata share) (a)

	As of March 31, 2020
	Fixed Rate	Floating Rate	Total
	(Dollars in thousands)
Mortgage notes payable	$3,957,518	$427,162	$4,384,680
Bank and other notes payable	400,000	1,078,006	1,478,006

Total debt per Consolidated Balance Sheet	4,357,518	1,505,168	5,862,686
Adjustments:
Less: Noncontrolling interests or financing arrangement share of debt from consolidated joint ventures	(359,174)	—	(359,174)

Adjusted Consolidated Debt	3,998,344	1,505,168	5,503,512
Add: Company’s share of debt from unconsolidated joint ventures	3,019,492	194,881	3,214,373

Total Company’s Pro Rata Share of Debt	$7,017,836	$1,700,049	$8,717,885

Weighted average interest rate	3.93%	2.85%	3.72%
Weighted average maturity (years)			4.85

(a)

The Company’s pro rata share of debt represents (i) consolidated debt, minus the Company’s partners’ share of the amount from consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of debt from unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest). Management believes that this measure provides useful information to investors regarding the Company’s financial condition because it includes the Company’s share of debt from unconsolidated joint ventures and, for consolidated debt, excludes the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and presenting its pro rata share of debt in this manner can help investors better understand the Company’s financial condition after taking into account the Company’s economic interest in these joint ventures. The Company’s pro rata share of debt should not be considered as a substitute to the Company’s total debt determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Outstanding Debt by Maturity Date

	As of March 31, 2020
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate (a)	Fixed	Floating	Total Debt Balance (a)
I. Consolidated Assets:
Danbury Fair Mall	10/01/20	5.53%	$192,792	—	$192,792
Fashion Outlets of Niagara Falls USA	10/06/20	4.89%	105,559	—	105,559
Green Acres Mall	02/03/21	3.61%	275,965	—	275,965
The Macerich Partnership, L.P.—Line of Credit (b)(c)	07/06/21	4.30%	400,000	—	400,000
Tucson La Encantada	03/01/22	4.23%	63,251	—	63,251
Pacific View	04/01/22	4.08%	117,391	—	117,391
Oaks, The	06/05/22	4.14%	185,886	—	185,886
Towne Mall	11/01/22	4.48%	20,168	—	20,168
Chandler Fashion Center (d)	07/05/24	4.18%	127,865	—	127,865
Victor Valley, Mall of	09/01/24	4.00%	114,748	—	114,748
Queens Center	01/01/25	3.49%	600,000	—	600,000
Vintage Faire	03/06/26	3.55%	250,895	—	250,895
Fresno Fashion Fair	11/01/26	3.67%	323,708	—	323,708
SanTan Village Regional Center (e)	07/01/29	4.34%	186,157	—	186,157
Freehold Raceway Mall (d)	11/01/29	3.94%	199,608	—	199,608
Kings Plaza Shopping Center	01/01/30	3.71%	535,219	—	535,219
Fashion Outlets of Chicago	02/01/31	4.61%	299,132	—	299,132

Total Fixed Rate Debt for Consolidated Assets		4.01%	$3,998,344	$—	$3,998,344

Green Acres Commons (c)	03/29/21	4.29%	$—	$129,157	$129,157
The Macerich Partnership, L.P.—Line of Credit (b)(c)	07/06/21	2.67%	—	1,078,006	1,078,006
Santa Monica Place (c)	12/09/22	2.30%	—	298,005	298,005

Total Floating Rate Debt for Consolidated Assets		2.74%	$—	$1,505,168	$1,505,168

Total Debt for Consolidated Assets		3.66%	$3,998,344	$1,505,168	$5,503,512

II. Unconsolidated Assets (At Company’s pro rata share):
FlatIron Crossing (51%)	01/05/21	2.81%	$114,632	$—	$114,632
One Westside—defeased (25%)	10/01/22	4.77%	33,551	—	33,551
Washington Square Mall (60%)	11/01/22	3.65%	327,967	—	327,967
Deptford Mall (51%)	04/03/23	3.55%	89,876	—	89,876
Scottsdale Fashion Square (50%)	04/03/23	3.02%	221,581	—	221,581
Tysons Corner Center (50%)	01/01/24	4.13%	370,727	—	370,727
South Plains Mall (60%)	11/06/25	4.22%	120,000	—	120,000
Twenty Ninth Street (51%)	02/06/26	4.10%	76,500	—	76,500
Country Club Plaza (50%)	04/01/26	3.88%	157,069	—	157,069
Lakewood Center (60%)	06/01/26	4.15%	213,666	—	213,666
Kierland Commons (50%)	04/01/27	3.98%	106,295	—	106,295
Los Cerritos Center (60%)	11/01/27	4.00%	315,000	—	315,000
Arrowhead Towne Center (60%)	02/01/28	4.05%	240,000	—	240,000
North Bridge, The Shops at (50%)	06/01/28	3.71%	187,058	—	187,058
Corte Madera, The Village at (50.1%)	09/01/28	3.53%	112,424	—	112,424
West Acres—Development (19%)	10/10/29	3.72%	176	—	176
Tysons Tower (50%)	11/11/29	3.38%	94,394	—	94,394
Broadway Plaza (50%)	04/01/30	4.19%	224,475	—	224,475
West Acres (19%)	03/01/32	4.61%	14,101	—	14,101

Total Fixed Rate Debt for Unconsolidated Assets		3.84%	$3,019,492	$—	$3,019,492

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Outstanding Debt by Maturity Date

	As of March 31, 2020
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate (a)	Fixed	Floating	Total Debt Balance (a)
Atlas Park (50%) (c)	10/28/21	4.54%	$—	$35,889	$35,889
Fashion District Philadelphia (50%)	01/22/23	3.58%	—	149,632	149,632
Boulevard Shops (50%)	12/05/23	3.83%	—	9,262	9,262
One Westside—Development (25%) (c)	12/18/24	3.44%	—	98	98

Total Floating Rate Debt for Unconsolidated Assets		3.77%	$—	$194,881	$194,881

Total Debt for Unconsolidated Assets		3.83%	$3,019,492	$194,881	$3,214,373

Total Debt		3.72%	$7,017,836	$1,700,049	$8,717,885

Percentage to Total			80.50%	19.50%	100.00%

(a)

The debt balances include the unamortized debt premiums/discounts and loan finance costs. Debt premiums/discounts represent the excess of the fair value of debt over the principal value of debt assumed in various acquisitions. Debt premiums/discounts and loan finance costs are amortized into interest expense over the remaining term of the related debt in a manner that approximates the effective interest method. The annual interest rate in the table represents the effective interest rate, including the debt premiums/discounts and loan finance costs.

(b)	The revolving line of credit includes an interest rate swap that effectively converts $400 million of the outstanding balance to fixed rate debt through September 30, 2021.
(c)	The maturity date assumes that all available extension options are fully exercised and that the Company and/or its affiliates do not opt to refinance the debt prior to these dates.
(d)	This property is owned by a consolidated joint venture. The above debt balance represents the Company’s pro rata share of 50.1%.
(e)	This property is owned by a consolidated joint venture. The above debt balance represents the Company’s pro rata share of 84.9%.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Development Pipeline Forecast

(Dollars in millions)

as of March 31, 2020

In-Process Developments and Redevelopments:

Property	Project Type	Total Cost(a)(b) at 100%	Ownership %	Total Cost(a)(b) Pro Rata	Pro Rata Capitalized Costs(b) Incurred-to-date 3/31/2020	Expected Delivery(a)	Stabilized Yield(a)(b)(c)
One Westside fka Westside Pavilion Los Angeles, CA	Redevelopment of an existing retail center into an approximately 584,000 sf Class A creative office campus leased solely to Google	$500 - $550(d)	25.0%	$125 - $138(d)	$55	Q3 2022(e)	7.50% - 8.00%(d)

(a)

Much of this information is estimated and may change from time to time. See the Company’s forward-looking disclosure on pages 1 and 2 for factors that may affect the information provided in this table.

(b)	This excludes GAAP allocations of non cash and indirect costs.
(c)	Stabilized Yield is calculated based on stabilized income after development divided by project direct costs excluding GAAP allocations of non cash and indirect costs.
(d)

Includes $140 million ($35 million at the Company’s share), which is an allocable share of the total $190 million purchase price paid by the joint venture in August 2018 for the existing buildings and land.

(e)	Monthly base rent payments are anticipated to commence during the third quarter of 2022, with base rent abatements from the second through ninth month following rent commencement.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Development Pipeline Forecast (Continued)

(Dollars in millions)

as of March 31, 2020

Pipeline of Former Sears Redevelopments:

	Project Type	Ownership	Total Cost (a)(b) Pro rata	Pro rata Capitalized Costs 3/31/20 Incurred-to-Date(b)	Stabilized Yield(a)(b)(c)
	Retail Redevelopment		$75 - $90	$26	8.0% - 9.0%
	Mixed-Use Densification		55 - 70	3	9.0% - 10.5%
(d)	Future Phases		TBD	0	TBD

	Total	various	$130 - $160	$29

	Property	Description	Expected Delivery(e)

Retail Redevelopment:
(f)	Arrowhead Towne Center	Redevelop existing store with retail uses	TBD
(f)	Chandler Fashion Center	Redevelop existing store for a Harkins entertainment concept and additional retail uses	TBD
(f)	Deptford Mall	Redevelop existing store for Crunch Fitness, Dick’s Sporting Goods, Round 1 and additional retail uses	TBD
(f)	South Plains Mall	Demolish box; site densification with retail and restaurants uses	TBD
(f)	Vintage Faire Mall	Redevelop existing store for Dave & Busters, Dick’s Sporting Goods and additional retail uses	TBD
	Wilton Mall	Redevelop existing store with a medical center/medical office use	Q1-2020

Mixed-Use Densification:
(f)	Los Cerritos Center	Demolish box; site densification with residential, hotel and restaurant uses	TBD
(f)	Washington Square	Demolish box; site densification with hotel, entertainment and restaurant uses	TBD

(a)

Much of this information is estimated and may change from time to time. See the Company’s forward-looking disclosure on pages 1 and 2 for factors that may affect the information provided in this table. This estimated range of incremental redevelopment costs could increase if the Company and its joint ventures decide to expand the scope as the redevelopment plans get refined.

(b)	This excludes GAAP allocations of non cash and indirect costs.
(c)	Stabilized Yield represents estimated replacement net operating income at stabilization divided by direct redevelopment costs, excluding GAAP allocations of non cash and indirect costs.
(d)	Future demand-driven development phases are possible at Los Cerritos Center and Washington Square.
(e)	Given the uncertainties resulting from the COVID-19 pandemic, the expected delivery dates for these projects are not currently determinable.
(f)	These former Sears stores are owned by a 50/50 joint venture between the Company and Seritage Growth Properties.

The Macerich Company

Corporate Information

Stock Exchange Listing

New York Stock Exchange

Symbol: MAC

The following table shows high and low sales prices per share of common stock during each quarter in 2020, 2019 and 2018 and dividends per share of common stock declared and paid by quarter:

	Market Quotation per Share		Dividends
Quarter Ended:	High	Low	Declared and Paid
March 31, 2018	$69.73	$54.35	$0.74
June 30, 2018	$60.00	$53.55	$0.74
September 30, 2018	$60.95	$54.36	$0.74
December 31, 2018	$55.54	$40.90	$0.75
March 31, 2019	$47.05	$41.63	$0.75
June 30, 2019	$44.73	$32.04	$0.75
September 30, 2019	$34.15	$27.54	$0.75
December 31, 2019	$31.77	$25.53	$0.75
March 31, 2020	$26.98	$5.49	$0.75

Dividend Reinvestment Plan

Stockholders may automatically reinvest their dividends in additional common stock of the Company through the Direct Investment Program, which also provides for purchase by voluntary cash contributions. For additional information, please contact Computershare Trust Company, N.A. at 877-373-6374.

Corporate Headquarters The Macerich Company 401 Wilshire Boulevard, Suite 700 Santa Monica, California 90401 310-394-6000 www.macerich.com	Transfer Agent Computershare P.O. Box 30170 College Station, TX 77842-3170 877-373-6374 www.computershare.com

Macerich Website

For an electronic version of our annual report, our SEC filings and documents relating to Corporate Governance, please visit macerich.com.

Investor Relations

Jean Wood Vice President, Investor Relations Phone: 424-229-3366 jean.wood@macerich.com